Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned Directors and the Principal Executive, Principal Financial and Principal Accounting Officers of Tupperware Brands Corporation, a Delaware corporation, hereby constitute and appoint Thomas M. Roehlk and Michael S. Poteshman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4, or such other form as such attorneys-in-fact or any of them may deem necessary or desirable, for the registration of securities in connection with the transactions contemplated by the Registration Rights Agreement, dated June 2, 2011, among Tupperware Brands Corporation, Dart Industries Inc. and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, and to sign any and all amendments (including post-effective amendments and supplements) to such Registration Statements, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable Tupperware Brands Corporation to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of Tupperware Brands Corporation, and the names of the undersigned to one or more Registration Statements or amendments thereto and to any instruments and documents filed as part of or in connection therewith; as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned have signed this Power of Attorney this 26th day of October 2011.

/s/ E.V. Goings	/s/ Michael S. Poteshman
E.V. Goings, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Michael S. Poteshman, Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Nicholas K. Poucher	/s/ Catherine A. Bertini
Nicholas K. Poucher, Vice President and Controller (Principal Accounting Officer)	Catherine A. Bertini, Director
/s/ Rita Bornstein	/s/ Susan M. Cameron
Rita Bornstein, Director	Susan M. Cameron, Director
/s/ Kriss Cloninger III	/s/ M. Anne Szostak
Kriss Cloninger III, Director	M. Anne Szostak, Director
/s/ Joe R. Lee	/s/ Bob Marbut
Joe R. Lee, Director	Bob Marbut, Director
/s/ Angel R. Martinez	/s/ Antonio Monteiro de Castro
Angel R. Martinez, Director	Antonio Monteiro de Castro, Director
/s/ Robert J. Murray	/s/ David R. Parker
Robert J. Murray, Director	David R. Parker, Director
/s/ Joyce M. Roché	/s/ J. Patrick Spainhour
Joyce M. Roché, Director	J. Patrick Spainhour, Director

Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned Directors and the Principal Executive, Principal Financial and Principal Accounting Officers of Dart Industries Inc., a Delaware corporation, hereby constitute and appoint Thomas M. Roehlk and Michael S. Poteshman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4, or such other form as such attorneys-in-fact or any of them may deem necessary or desirable, for the registration of securities in connection with the transactions contemplated by the Registration Rights Agreement, dated June 2, 2011, among Tupperware Brands Corporation, Dart Industries Inc. and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, and to sign any and all amendments (including post-effective amendments and supplements) to such Registration Statements, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable Dart Industries Inc. to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of Dart Industries Inc., and the names of the undersigned to one or more Registration Statements or amendments thereto and to any instruments and documents filed as part of or in connection therewith; as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned have signed this Power of Attorney this 26th day of October 2011.

/s/ E.V. Goings	/s/ Michael S. Poteshman
E.V. Goings, President (Principal Executive Officer and Director)	Michael S. Poteshman, Vice President and Chief Financial Officer and Director (Principal Financial Officer)
/s/ Nicholas K. Poucher	/s/ Josef Hajek
Nicholas K. Poucher, Vice President and Controller (Principal Accounting Officer)	Josef Hajek, Director
/s/ Kevin Jones	/s/ Thomas M. Roehlk
Kevin Jones, Director	Thomas M. Roehlk, Director